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                                   June 22, 1995

Rexene Corporation
5005 LBJ Freeway
Occidental Tower, Suite 500
Dallas, Texas 75244

Ladies and Gentlemen:

     We have acted as counsel for Rexene Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 60,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company for issuance pursuant to the Rexene Corporation 1995 Stock Option Plan for Outside Directors (the "Plan").

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to registration of the Shares under the Securities Act.

     On the basis of the foregoing, we advise you that in our opinion the Shares have been duly authorized by the Company and, when issued upon the due exercise of options duly granted under the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Respectfully submitted,

                                      THOMPSON & KNIGHT,
                                      A Professional Corporation


                                      By: /s/ Peter A. Lodwick
                                          ----------------------------
                                          Peter A. Lodwick, Attorney